Exhibit 10.42

I hereby certify that the address of the

Mortgagee stated below is correct.

/s/James R. Lagasse
James R. Lagasse, Vice President of
NewAlliance Bank

MORTGAGE AND SECURITY AGREEMENT

TO ALL PEOPLE TO WHOM THESE PRESENTS SHALL COME, GREETINGS:

KNOW YE, THAT RIVERBEND CROSSINGS III HOLDINGS LLC, a Pennsylvania limited liability company, having a principal office and mailing address at c/o Griffin Land & Nurseries, Inc., 204 West Newberry Road, Bloomfield, Connecticut 06002 (hereinafter called the “Grantor”), for the consideration of Ten ($10.00) dollars and other good and valuable consideration received to the full satisfaction of NEWALLIANCE BANK, a Connecticut banking corporation having an office at 195 Church Street, New Haven, Connecticut 06510 (hereinafter called the “Grantee”), DOES HEREBY GRANT, CONVEY, TRANSFER AND ASSIGN TO Grantee, its successors and assigns, forever the following property, interests and rights (collectively, the “Mortgaged Property”):

That certain piece or parcel of land, with any buildings and improvements now or hereafter placed thereon, known as 871 Nestle Way and being in the Town of Breinigsville, County of Lehigh, and Commonwealth of Pennsylvania, and more particularly bounded and described in Schedule A annexed hereto and made a part hereof (collectively, the “Premises”).

All the right, title and interest of the Grantor, now or hereafter acquired, in or to the land lying in the bed of any street, road or avenue, opened or proposed, and any and all sidewalks, plazas, alleys, strips and gores, in front of, adjoining or adjacent to said Premises; and any and all privileges, tenements, hereditaments, licenses, easements, rights, royalties, mineral, oil and gas rights, rents, issues and profits, water, water rights, and appurtenances, reversions and remainders belonging or in any way appertaining to the Premises.

All right, title and interest of the Grantor in or to any and all buildings, improvements, structures, equipment, machinery, apparatus, appliances, fittings, fixtures, chattels, building materials, supplies, and other property stored at or delivered to the Premises, and articles of personal property of every kind and nature whatsoever, now or hereafter located in, upon or about the Premises, or any part thereof, and used or usable in connection with any present or future occupancy or operation of the Premises„ and all renewals and replacements thereof and additions and accessions thereto, whether or not the same are or shall be attached to the Premises in any manner (hereinafter collectively called the “Service Equipment”). Service Equipment shall be deemed to include, without limitation, all heating, lighting, laundry, incinerating and power equipment, engines, pipes, pumps, tanks, motors, dynamos, boilers, fuel, conduits, switchboards, plumbing, lifting, cleaning, refrigerating, ventilating, and communications apparatus, sprinkler systems and other fire prevention and fire extinguishing apparatus, air cooling and air conditioning apparatus, elevators, escalators, shades, blinds, awnings, screens, storm doors, and windows, refrigerators, refrigerating plants, wall cabinets, attached cabinets, partitions, ducts and compressors, pumps, filters, hoses, gas and electric equipment and fixtures, ranges, stoves, disposals, washing machines, dryers, furniture, furnishings, tables, chairs, carpets and rugs, and all right, title and interest of the Grantor in and to any Service Equipment which may be subject to any security agreement, conditional bill of sale, or chattel mortgage superior to the rights of the Grantee under this Mortgage and Security Agreement (the “Mortgage”), and the Grantor agrees to execute and deliver, from time to time, such further documents and instruments as may be requested by the Grantee to confirm, preserve, and enforce the lien of this Mortgage as to the Service Equipment; and all the proceeds and products of any/and all Service Equipment, including, but not limited to, any deposits or payments now or hereafter made thereon.

Any and all unearned premiums, accrued, accruing or to accrue under any insurance policy or policies now or hereafter obtained by Grantor and all proceeds payable by reason of the conversion, voluntary or involuntary, of the Mortgaged Property, the improvements and/or any other property or rights encumbered or conveyed hereby, or any part thereof, into cash or liquidated claims.

Any and all awards or payments, including interest thereon, and the right to receive the same, which may be made with respect to the Mortgaged Property as a result of the exercise of the right of eminent domain, the alteration of the grade of any street, or any other injury to or decrease in the value of the Mortgaged Property, to the extent of all amounts which may be secured by this Mortgage at the date of receipt of any such award or payment by the Grantee, and of the reasonable attorneys’ fees, costs and disbursements incurred by the Grantee in connection with the collection of such award or payment, and the Grantor agrees to execute and deliver, from time to time, such further instruments as may be requested by the Grantee to confirm such assignment to the Grantor of any such award or payment.

Any and all further estate, right, title, interest, property, claim and demand whatsoever, either in law or in equity, of the Grantor, in or to any of the above.

TO HAVE AND TO HOLD the above granted and bargained Mortgaged Property, with the privileges and appurtenances thereof, unto the said Grantee, its successors and assigns, forever, to its and their own proper use and behoof. And also, the said Grantor does for Grantor and for Grantor’s heirs, executors, administrators, successors and assigns covenant with the said Grantee, its successors and assigns, that at and until the ensealing of these presents Grantor is well seized of the Mortgaged Property as a good indefeasible estate in FEE SIMPLE; and has good right to bargain and sell the same in manner and form as above written; and that the same is free from all encumbrances whatsoever, except encumbrances set forth on Schedule B, Part I of the mortgagee title insurance policy delivered to and pre-approved by Grantee (the “Policy”).

AND FURTHERMORE, the said Grantor does by these presents bind Grantor and Grantor’s heirs, executors, administrators, successors and assigns, forever, to warrant and defend the above granted and bargained Mortgaged Property to the said Grantee, its successors and assigns, against all claims and demand whatsoever, except as set forth on Schedule B, Part I of the Policy.

THE CONDITION OF THIS DEED IS SUCH THAT:

WHEREAS, Grantee this date has made to Grantor a commercial mortgage loan in the principal amount of FOUR MILLION THREE HUNDRED THOUSAND AND 00/100 DOLLARS ($4,300,000.00) (the “Loan”) having a maturity date of not later than January 28, 2020 as evidenced by a Promissory Note of even date in such amount payable to Grantee or order (the “Note”); and

WHEREAS, in consideration thereof, and in order more fully to protect the security of this Mortgage, Grantor represents, warrants, covenants, and agrees as follows:

1.                                       Authority, to Execute Loan Documents. The Grantor has full power and authority to execute and deliver the Note, this Mortgage, all other mortgage instruments, security agreements, and all other agreements and documents required of it (collectively, the “Loan Documents”), to the Grantee, and the execution and delivery of the same is not in violation of and will not result in default of any agreements or understanding the Grantor may have with any person or persons. The Grantor’s execution and delivery of the same has been duly authorized by all requisite company actions.

2.                                       Legal Tender, Joint and Several Liability. The Grantor shall pay all the indebtedness evidenced by the Note, including, but not limited to, all outstanding principal and the interest owed under the Note in lawful money of the United States at the times and in the manner set forth in the Note (collectively, the “Mortgage Debt”). If the Grantor consists of more than one person or entity, such Grantors shall be jointly and severally liable for the performance of all covenants and agreements herein contained:

3.                                       Taxes Assessments, Other Charges and Future Laws. The Grantor shall pay promptly, before the same shall become delinquent, all real estate taxes, other taxes, assessments, sewer rents, water rates and other charges of any kind now or hereafter levied or assessed upon the Mortgaged Property or any part thereof, or upon the Note, or upon the interest of the Grantee in the Mortgaged Property, and any governmental or municipal charges and impositions for which lien rights exist. The Grantor shall exhibit to the Grantee receipts for the payment of real estate taxes immediately following payment thereof, and receipts for the payment of all other items specified in this Section prior to the date when the same shall become delinquent, upon request of the Grantee.

In the event of the passage, after the date of this Mortgage, of any law or in the event of the rendition of a decision of any court of competent jurisdiction imposing upon the Grantee the taxes, charges or assessments previously paid by the Grantor, or changing in any way the laws for the taxation of mortgages or indebtedness secured by mortgages, or imposing a tax, directly or indirectly, on this Mortgage or the Note, or changing the manner of the collection of any such taxes, charges or assessments, so as to affect this Mortgage or lessen the net income to Grantee on the Mortgage Debt Grantor shall pay any such tax, charge or assessment to or for the Grantee.

4.                                       Hazard Insurance.  The Grantor shall keep the Mortgaged Property and any and all alterations, rebuilding, replacements and additions thereto, insured for the benefit of the Grantee pursuant to policies which shall provide coverage of not less than coverage encompassed by Builder’s Risk (during any period of construction of the improvements), Fire, Extended Coverage and Vandalism and Malicious Mischief perils broadened to so-called “Direct or All Risk of Physical Loss” (hereinafter collectively called the “Hazards and Risks”), all in forms approved by the Grantee and in an amount equivalent to the greater of the Loan or one hundred (100%) percent of the full insurable value thereof, with such insurance to provide for the full replacement cost, excluding the footings and foundations below the lower basement floor undersurface, or if there is no basement, that surface which is below ground level, without deduction for depreciation. Such insurance shall not contain any clause which would result in the insured thereunder being required to carry insurance with respect to the property covered thereby in an amount equal to the minimum specific percentage of the full replacement cost of such property in order to prevent the insured therein named from becoming a co-insurer of any loss under such policy.  If deemed reasonably necessary by the Grantee, the Grantor shall also maintain in full force and effect with respect to the Mortgaged Property, Boiler and Machinery insurance, in forms and amounts satisfactory to the Grantee.  The Grantor shall also maintain rent insurance against loss of rentals arising out of damage or destruction from the said Hazards and Risks and vandalism and malicious mischief, in an amount sufficient to avoid any coinsurance penalty, but in any event for not less than one (1) year’s gross rental income of the Premises, or for such other amount as the Grantee may require.  Grantor may provide coverage required by this Section 4 through a blanket policy.

All insurance herein provided for shall cite the Grantee as a first mortgagee therein and shall be obtained by the Grantor and issued by companies satisfactory to the Grantee. All policies, including additional and renewal policies, shall contain an agreement by the insurer that it will endeavor to provide at least fifteen (15) days prior written notice to the Grantee of any cancellation of the policy, provided that failure to do so shall impose no obligation or liability on the insurer.  All renewal binders shall be delivered to the Grantee before the expiration of the then current policy, with renewal policies to follow within fifteen (15) days after receipt thereof by the Grantor. All policies, including additional and renewal policies, shall be payable, in case of loss or damage, to the Grantee as the first mortgagee and shall contain the standard Mortgage Endorsement and non-contributing mortgagee clause as well as the standard waiver of subrogation endorsement, and waiver of other endorsements, as the Grantee may require from time to time, all to be in form acceptable to the Grantee. In the event of any loss, the Grantor will give immediate notice thereof to the Grantee. The Grantor hereby appoints the Grantee its attorney-in-fact, coupled with an interest, and authorizes, and so long as an Event of Default has occurred and has not been cured, directs and empowers such attorney, at the Grantee’s option, on behalf of the Grantor, to adjust, compromise and settle any losses under any of the insurance policies, to collect and receive payments of insurance, to endorse the Grantor’s name on all documents, checks and drafts in payment of any insured loss. If no Event of Default has occurred and is continuing and the cost to repair the damage to the Mortgaged Premises does not exceed $500,000.00, then the insurance proceeds shall be paid to Grantor and used for the restoration of the Mortgaged Premises. If the cost to repair the damage exceeds $500,000.00, provided no Event of Default has occurred and is continuing and further provided that Grantor demonstrates to the full satisfaction of Grantee in Grantee’s reasonable discretion that: (i) the subject insurance proceeds are sufficient to restore the damage to the Mortgaged Property, (ii) the restoration of damage caused by such casualty can be completed within two hundred forty (240) days following such casualty; and (iii) the restoration of damage is permitted under applicable state and local regulations, then Grantee will permit the use of such insurance proceeds received by Grantee and Grantor to be used for the restoration of the Mortgaged Property subject to the following additional conditions. The foregoing shall apply only to such insurance proceeds as may be needed to defray the cost of restoration and any excess over the actual cost of restoration shall be paid over to Grantor.  Any insurance proceeds made available shall be held by Grantee until Grantor furnishes complete plans and specifications for the restoration of the Mortgaged Property, reasonably satisfactory to Grantee and accompanied by all required governmental approvals and permits and shall be disbursed to the Grantor solely for the purpose of restoring the Mortgaged Property to its former condition as the work progresses, the time and amount of each disbursement to be at the sole discretion and upon the estimate of Grantee. The foregoing shall not apply to any casualty which occurs during the last one hundred eighty (180) days prior to the maturity date of the loan secured hereby.

If, at any time during the term of this Mortgage, including any extension thereof, the area in which the Premises, or any part thereof, is located is designated as a “flood prone” area pursuant to the Flood Disaster Protection Act of 1973, or any amendment or supplements thereto, or if such area is identified on official flood maps published by the Department of Housing and Urban Development as a “flood” area/zone, then, in such event, Grantor shall promptly obtain flood insurance in an amount equal to that coverage available pursuant to regulations adopted from time to time by the National Flood Insurance Program or the amount of indebtedness hereby secured, whichever is less, and shall otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973. Grantor further covenants and agrees to fully comply with the requirements of any law, order, rule, ordinance or regulation concerning flood insurance, to the extent that the same apply to the Premises, or any part thereof.

5.                                       Liability Insurance. The Grantor shall obtain, carry and maintain liability insurance with minimum limits of $2,000,000.00 per occurrence and $3,000,000.00 in the aggregate with companies satisfactory to the Grantee, and copies of such insurance policies, including renewals thereof, shall be deposited with the Grantee and shall contain a provision designating the Grantee as an additional insured party and providing for not less than fifteen (15) days written notice to the Grantee prior to any cancellation, non-renewal or material change thereof. Grantor may provide coverage required by this Section 5 through a blanket policy.  The Grantee may, based on customary and reasonable market requirements applicable to properties of this type and usage, re-evaluate the foregoing coverage amounts and require that they be reasonably increased from time to time.

6.                                       Other Insurance.  The Grantee may, at its option, reasonably require the Grantor to obtain additional insurance in forms, amounts, substance and with companies, institutions or persons reasonably satisfactory to the Grantee. If at any time, the Mortgaged Property shall be deemed or discovered subsequent to the date hereof to be “nonconforming,” Grantor shall, upon request by the Grantee, immediately insure the Mortgaged Property against: (a) contingent liability from the operation of any such building laws; (b) demolition insurance; and (c) increased cost of construction insurance, all in such formats and amounts as shall be satisfactory to Grantee.

7.                                       Tax Escrow.  The Grantor agrees to pay to Grantee on a monthly basis together with payments due under the Note, amounts estimated by the Grantee to be sufficient to enable the Grantee to pay, as they become due, all taxes and assessments and charges as set forth in this Mortgage.  Any deficiencies because of the insufficiency of such additional payments shall be forthwith deposited by the Grantor with the Grantee upon demand by the Grantee. No trust relationship shall exist between the Grantor and Grantee as to said funds so deposited, and said funds may be commingled with the Grantee’s other funds, and no interest shall be paid by the Grantee to the Grantor for any funds so deposited. The Grantee, at its option at any time after such Event of Default, may apply the balance remaining of said funds so deposited, as a credit against the Mortgage Debt.

8.                                       Maintenance and Repair. The Grantor shall maintain the Mortgaged Property in good condition and repair, and shall not commit or suffer any waste thereon. Provided insurance or condemnation proceeds are made available to the Grantor, the Grantor shall promptly repair, restore, replace or rebuild any part of the Mortgaged Property which may be damaged or destroyed by any casualty whatsoever or which may be affected by any proceeding of the character referred to in Section 11 hereof.

9.                                       Alteration or Demolition. The Grantor agrees that no building or other property now or hereafter covered by the lien of this Mortgage shall be removed, demolished, or structurally altered without the prior written consent of the Grantee, except that the Grantor may remove or dispose of, free from the lien of this Mortgage, any Service Equipment as from time to time may become worn out or obsolete, provided that prior to such removal, any such Service Equipment shall be replaced with other equipment of value and utility at least equal to that of the replaced Service Equipment and free from any title retention or security agreement or other encumbrance. By such removal and replacement, the Grantor shall be deemed to have automatically subjected such other equipment to the lien of this Mortgage and Section 24 hereof. The Grantor shall immediately notify the Grantee of any such replacement and shall further execute such mortgage, security agreement, or other documents as the Grantee may require with respect thereto.

10.                                 Restrictions on Sale and Use of Property, Etc. The Grantor shall at all times own the Mortgaged Property and will not sell, lease, encumber, grant a security interest in, suffer change in title or ownership of, or otherwise transfer, or vest title in anyone other than the Grantor, to all or any part of the Mortgaged Property while any part of the Mortgage Debt remains unpaid, except with the Grantee’s prior written consent.  Further, unless required by applicable law or unless the Grantee has otherwise agreed in writing, the Grantor shall not allow changes in the nature of the occupancy for which the Mortgaged Property were intended on the date of this Mortgage, including, but not limited to, any change in any private restrictive covenant or private restrictions, if any, limiting or defining the uses which may be made of any part of the Premises; nor shall the Grantor initiate a change in the zoning classification of the Premises, without the prior written consent of the Grantee.

11.                                 Eminent Domain. In the event that the whole or any substantial part of the Mortgaged Property shall be taken by eminent domain, or in the event of any alteration of the grade of any street or highway, or if any other injury to or decrease in value of the Mortgaged Property, or the reacquisition of the whole or any part of the Mortgaged Property pursuant to the terms of any redevelopment plan or agreement affecting the Mortgaged Property or if any agreement shall be made between the Grantor and any entity vested with the power of eminent domain, any and all awards and payments on account thereof shall be deposited with the Grantee (such awards and/or payment hereinafter referred to as the “Award” or “Payment”). The Grantor shall give the Grantee immediate notice of the actual or threatened commencement of any of the foregoing proceedings, and shall deliver to the Grantee copies of all papers served in connection with any such proceedings. The Grantee shall have the right to intervene and participate in any proceedings in connection with any such taking and any costs and expenses incurred by the Grantee in connection therewith shall be payable by the Grantor on demand, unless such intervention shall be prohibited by the court having jurisdiction over such taking, in which event the Grantor shall consult with the Grantee in connection with such proceedings; and the Grantor shall not enter into any agreement with regard to the Mortgaged Property or any Award or Payment on account thereof unless the Grantee shall have consented thereto in writing. The Grantor hereby appoints the Grantee its attorney-in-fact; coupled with an interest, and authorizes, directs and empowers such attorney, at the Grantee’s option, on behalf of the Grantor, to adjust, compromise and settle the claim for any such Award or Payment, to collect, receive and retain the proceeds thereof, to endorse the Grantor’s name on all documents and instruments in connection therewith, and to give proper receipts therefor. The Grantor further agrees, on request, to make, execute, and deliver to the Grantee any and all assignments and other instruments, as the Grantee may require, to confirm or assign all such Award or Payment to the Grantee free and clear of any and all encumbrances of any nature whatsoever.

Notwithstanding any such taking, alteration of grade, other injury to or decrease in value of the Mortgaged Property, or reacquisition of title, or agreement, the Grantor shall continue to pay the Mortgage Debt. Any reduction in the Mortgage Debt resulting from the application by the Grantee of such award or payment as hereinafter set forth shall be deemed to take effect only on the date of such application. The proceeds of any award or payment, after deducting the expenses of collection, including, but not limited to, attorneys’ and other professional fees and other costs and disbursements incurred by the Grantee, may be applied by the Grantee, at its option, toward payment of the Mortgage Debt, whether or not same shall be then due or payable, or be paid over wholly or in part to the Grantor for the purposes of altering or restoring any part of the Mortgaged Property which may have been damaged as a result of any such taking, alteration of grade, or other injury to the Mortgaged Property, or for any other purpose or object satisfactory to the Grantee, but the Grantee shall not be obligated to see to the proper application of any amount paid over to the Grantor, nor shall the amount so paid over to the Grantor be deemed a payment on the Mortgage Debt.   The Grantee agrees that so long as it is reasonably practical to do so, it will pay over such proceeds to the Grantor for restoration of the Mortgaged Property upon the same terms and conditions as apply to the use of insurance proceeds under Paragraph 4 above.

If prior to the receipt by the Grantee of such award or payment, the Mortgaged Property shall have been sold on foreclosure of this Mortgage, the Grantee shall have the right to receive said award or payment to the extent of the Mortgage Debt remaining unsatisfied after such sale of the Mortgaged Property, with interest thereon at the highest rate set forth in the Note, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, and to the extent of the attorneys’ and other professional fees, costs and disbursements incurred by the Grantee in connection with the collection of such award or payment.

12.                                 Protection of Lien; Costs and Indemnification. The Grantor shall pay all reasonable costs, expenses and disbursements incurred in connection with the Loan, including, but not limited to, reasonable attorneys’ and other professional fees, recording fees, survey costs, title search fees, abstract fees, title insurance premiums, brokerage fees, and appraisal fees. The Grantor shall indemnify and hold the Grantee harmless from all costs, expenses and disbursements arising from the claims of any person or incurred by reason of any action, suit, proceeding, hearing, motion or application before any court or administrative body in which the Grantee may be a party by reason hereof, including, but not limited to, condemnation, bankruptcy and administrative proceedings, as well as any other proceedings wherein proof of claim is required to be filed, or incurred or expended for any reason in the defense, enforcement, protection or sustaining of the terms, lien or priority of this Mortgage, to the extent not caused by Grantee’s gross negligence or willful misconduct. At its option, but without any liability for failure to do so, the Grantee may pay any reasonable costs, expenses or disbursements required to be, but not paid by Grantor under this Mortgage, and may perform any acts required under this Mortgage to be performed by the Grantor and incur the expense thereof, and the Grantor shall repay all such costs, expenses and disbursements to the Grantee on demand, together with interest thereon at the highest rate set forth in the Note, from the date on which such payment is made by the Grantee, and the same shall be included in the Mortgage Debt and be secured by this Mortgage.

The Grantee, in making any payment herein authorized in the place and stead of the Grantor which relates to: (i) taxes, assessments, water rates, sewer use and rentals and other governmental or municipal charges, fines, impositions or liens asserted against the Mortgaged Property, may do so according to any bill, statement or estimate procured from the appropriate public office without inquiry into the accuracy thereof or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof, or (ii) insurance premiums, may do so according to any notice, bill, statement or estimate procured from the appropriate insurer without inquiry into the accuracy or validity thereof, or (iii) any apparent or threatened adverse title, lien, statement of lien, encumbrance, claim or charge, shall be the sole judge of the legality or validity of same, or (iv) the expense of repairs or replacement of any buildings, improvements, Service Equipment or any other Mortgaged Property, shall be the sole judge of the necessity for, and extent of, any such repairs or replacement, or (v) any other purpose not specifically enumerated in this Section, may do so whenever, in its reasonable judgment and discretion, such payment shall seem necessary. or desirable to defend or protect the lien of this Mortgage, and provided further that in connection therewith, the Grantee, at its option, may, and is hereby authorized, to obtain a continuation report of title prepared by a title insurance company, the costs of which shall be repayable by the Grantor on demand, together with interest thereon at the highest rate set forth in the Note, from the date on which such payment is made by the Grantee, and the same shall be included in the Mortgage Debt and be secured by this Mortgage.

13.                                 Rental and Security. The Grantor shall not collect rent more than thirty (30) days in advance of its due date under any lease for any part of the Mortgaged Property without the prior written consent of the Grantee; and in the event such approval is given, the Grantor agrees to deposit said rents with the Grantee upon request. The Grantor shall not assign the whole or any part of said rents, or income or profits arising from the Mortgaged Property, without the prior written consent of the Grantee.

14.                                 Waiver of Liens. The Grantor shall furnish to the Grantee all such waivers and releases of liens or claims upon the Mortgaged Property as the Grantee may require, and shall keep and maintain the Mortgaged Property free from the claim of all persons supplying labor or materials in connection with the construction or repair of any building on the Premises, notwithstanding by whom such labor or materials may have been contracted. In the event that any mechanics lien is filed against the Mortgaged Property, the Grantor shall cause the same to be canceled and discharged of record within sixty (60) days after the date of filing thereof.

15.                                 Estoppel Certificate. The Grantor shall certify by a writing, duly acknowledged, to the Grantee, or to any proposed assignee of this Mortgage, upon request, the amount of principal and interest then owing on this Mortgage and whether any offsets or defenses exist against the Mortgage Debt, within ten (10) business days of such request.

16.                                 Statement on Encumbrances. Upon request by the Grantee, the Grantor shall obtain from all persons hereafter having or acquiring any interest in, or encumbrance on, the Mortgaged Property or any part thereof, a writing, duly acknowledged, stating the nature and extent of such interest or encumbrance, and that the same is subordinate to this Mortgage and that no offset or defenses exist in favor thereof against this Mortgage or the Note, and deliver such writing to the Grantee.

17.                                 Receiver. The Grantee, in any action to foreclose this Mortgage, or upon the actual or threatened waste to any part of the Mortgaged Property, or upon the occurrence of an Event of Default beyond any applicable notice and cure periods, shall be at liberty to apply for the appointment of a receiver of the rents, issues, profits and security deposits of the Mortgaged Property without notice, and shall, to the extent permitted by law, be entitled to the appointment of such receiver as a matter of right, without consideration of the value of the Mortgaged Property as security for the Mortgage Debt, or the solvency of any person or corporation liable for the payment of such rental amounts.

18.                                 Books, Records and Accounts. The Grantor will keep and maintain or will cause to be kept and maintained proper and accurate books, records and accounts reflecting all items of income and expense in connection with the operation of the Mortgaged Property or any part thereof, including, but not limited to, any services, equipment or furnishings provided in connection therewith, whether such income or expenses be realized by the Grantor or by any other person or entity whatsoever. The Grantee or its designee shall have the right from time to time, at all times during normal business hours and upon reasonable prior notice, to examine such books, records and accounts at the office of the Grantor or other person or entity maintaining such books, records, and accounts and to make copies or extracts thereof as the Grantee shall desire.

19.                                 Rental and Income Statements. In accordance with and as otherwise requested in Section 34(c) below, the Grantor shall furnish to the Grantee upon request, statements prepared in a manner satisfactory to the Grantee and in such detail as the Grantee may reasonably require, showing the annual rent roll, other income, and the detailed operating expenses of the Mortgaged Property.

20.                                 Right to Enter Premises. The Grantee and any persons authorized by the Grantee shall have the right to enter and inspect the Mortgaged Property at all reasonable times and upon reasonable prior notice, subject to the rights of tenant(s). Any professional fees and expenses that may be incurred by Grantee in connection with any reports prepared by or on behalf of Grantee shall be paid by Grantor within thirty (30) days of billing; provided that, such reports are required by a regulatory agency or body or Grantor has committed an Event of Default. Any third party professionals engaged to prepare any reports must be approved by Grantee.

21.                                 No Waiver, Etc. Any failure by the Grantee to insist upon the strict performance by the Grantor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and the Grantee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the Grantor, of any and all of the terms and provisions of this Mortgage. Neither the Grantor nor any other person now or hereafter obligated for the payment of the Mortgage Debt, in whole or in part, shall be relieved of such obligation by reason of: (a) the failure of the Grantee to comply with any request of the Grantor or of any other person so obligated to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or any obligation secured by this Mortgage, (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property or of any obligor for the Mortgage Debt, and (c) any agreement or stipulation between any subsequent owner or owners of the Mortgaged Property and the Grantee extending the time of payment or modifying the terms of the Note or this Mortgage without first having obtained the consent of the Grantor or such other person, and in the latter event, the Grantor and all such other persons shall continue to be liable to make such payments according to the terms of any such agreement of extension or modification, unless expressly released and discharged in writing by the Grantee.

Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien on the Premises, the Grantee may release the obligation of anyone at any time liable for the Mortgage Debt or any part of the Mortgaged Property and may extend the time of payment or otherwise modify the terms of the Note and/or this Mortgage without, as to the Mortgaged Property or the remainder thereof, in any way impairing or affecting the lien of this Mortgage, or the priority of such lien, as security for the payment of the Mortgaged Debt as it may be so extended or modified, over any subordinate lien.

22.                                 Partial Foreclosure. The Grantee may, at its option and to the extent permitted by law, foreclose this Mortgage for any portion of the Mortgage Debt or any other sums secured hereby which are then due and payable, subject to the continuing lien of this Mortgage for the balance not then due, but nothing contained in this Section shall impair or affect any right or remedy which the Grantee might now or hereafter have, were it not for this Section, and the right given by this Section shall be in addition to any others which the Grantee may have hereunder.

23.                                 Marshaling. The Grantee shall not be compelled to release, or be prevented from foreclosing or enforcing this Mortgage upon all or any part of the Mortgaged Property, unless the entire Mortgage Debt hereby secured shall be paid in lawful money as aforesaid; and the Grantee shall not be required to accept any part or parts of the Mortgaged Property, as distinguished from the entire whole thereof, as payment of or upon said Mortgage Debt to the extent of the value of such part or parts; and the Grantee shall not be compelled to accept or allow any apportionment of said Mortgage Debt to or among any separate parts of the Mortgaged Property. In case of a foreclosure sale, the Mortgaged Property may be sold in one parcel and as an entirety or in such parcels, manner or order as the Grantee in its sole discretion may elect.

24.                                 Security Agreement and Financing Statement. This Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code as enacted and adopted in the Commonwealth of Pennsylvania, as amended from time to time (the “Code”) with respect to any interests or property included in the definition herein of the words “Mortgaged Property”, which interests or property may not be deemed to form a part of the real estate described in Schedule A or may not constitute a “fixture” (within the meaning of the Code). Accordingly, in addition to any other rights and remedies availed to the Grantee hereunder, the Grantee shall have all the rights of a “secured party” under the Code, as amended from time to time. Furthermore, to the extent as may be required by law, the Grantor hereby authorizes the Grantee to sign and file financing or continuation statements at any time with respect to any of the Mortgaged Property, without such financing statements being executed by, or on behalf of the Grantor. Notwithstanding the foregoing, the Grantor shall execute or cause to be executed such financing or continuation statements as required by applicable law the Grantee and shall reimburse the Grantee on demand for all costs and expenses of any kind incurred in connection therewith, including, without limitation, the Grantee’s attorneys’ fees.  THIS MORTGAGE IS EFFECTIVE AND SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO ALL GOODS WHICH ARE OR ARE TO BECOME FIXTURES INCLUDED WITHIN THE MORTGAGED PROPERTY AND IS TO BE FILED FOR RECORD IN THE REAL ESTATE RECORDS OF THE OFFICE OF THE TOWN WHERE THE MORTGAGED PROPERTY IS SITUATED. THE MAILING ADDRESS OF GRANTOR AND THE ADDRESS OF GRANTEE FROM WHICH INFORMATION CONCERNING THE SECURITY INTEREST MAY BE OBTAINED ARE SET FORTH ON PAGE ONE HEREOF.  PHOTOGRAPHIC OR OTHER REPRODUCTION OF THIS MORTGAGE OR ANY FINANCING STATEMENT RELATING TO THIS MORTGAGE SHALL BE SUFFICIENT AS A FINANCING STATEMENT.

25.                                 Interest After Judgment. Should the Grantee herein obtain a judgment against Grantor, interest shall accrue on said judgment at the interest rate set forth in the Note as applicable to interest payable before or after judgment, or as provided by statute, whichever interest rate shall be greater at that time.

26.                                 Rights and Remedies Cumulative. To the extent permitted by law, the rights and remedies provided for in this Mortgage, or which the Grantee may have otherwise, at law or in equity (including, but not limited to, the right to damages by reason of the failure of the Grantor to keep, observe and perform any of the covenants and agreements contained in this Mortgage), shall be distinct, separate and cumulative, and shall not be deemed to be inconsistent with each other, and none of them, whether or not exercised by the Grantee, shall be deemed to be in exclusion of any other, and any two or more of all such rights and remedies may be exercised at the same time. Further, the Grantee may resort for the payment of the Mortgage Debt to any other security therefor held by the Grantee, in such order or manner as the Grantee may elect.  If the Grantor has given the Grantee one or more mortgages other than this Mortgage with respect to the Mortgaged Property or any portion thereof, then all such mortgages, and all rights and remedies provided for in all such mortgages shall remain distinct and separate, and none of them shall merge or be merged with this Mortgage or any other mortgages.

27.                                 WAIVER OF HOMESTEAD.  FURTHER, THE GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE BENEFITS OF ALL VALUATION, APPRAISEMENT, HOMESTEAD, EXEMPTION, STAY, REDEMPTION AND MORATORIUM LAWS, NOW IN FORCE OR WHICH MAY HEREAFTER BECOME LAW.

28.                                 WAIVER OF JURY TRIAL. THE GRANTOR HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH

THIS MORTGAGE IS A PART AND/OR THE ENFORCEMENT OF ANY OF THE GRANTEE’S RIGHTS AND REMEDIES. THE GRANTOR ACKNOWLEDGES THAT GRANTOR MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH GRANTOR’S ATTORNEY.  NO PARTY TO THIS MORTGAGE HAS AGREED WITH OR REPRESENTED TO ANY OTHER PARTY HERETO THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

29.                                 Compliance with Local, State and Federal Regulation.

(a)                                  Grantor has, to the extent appropriate and obtainable, procured any and all necessary certificates, licenses, authorizations, registrations, permits, environmental and zoning resolutions and/or approvals necessary for the operation of all improvements and businesses at the Mortgaged Property, or any part thereof, or the commencement or continuance of construction thereof, as the case may be.

(b)                                 Respecting the Mortgaged Property and the use and operation thereof, the Grantor shall at all times remain in compliance with all federal, state and local laws and ordinances, and the Grantor is not, to the best of its knowledge, and shall not be at any time, in violation of any restrictive covenant or zoning, land use, environmental protection (including, without limitation, air pollution, water pollution, and inland wetland proscriptions), health, occupation, safety or other law, regulation or order.

(c)                                  Without limiting in any way the generality of the foregoing respecting the Mortgaged Property and the use and operation thereof, the Grantor is, to the best of its knowledge, and shall at all times remain in compliance with any statutes, regulations, orders or compliance schedules relating to all orders of the federal Occupational Safety and Health Act (“OSHA”) and the Pennsylvania Occupational Safety and Health Act, and the Grantor has made arrangements so that it will be, within time limits set by OSHA, in full compliance with any orders or compliance schedules issued in connection therewith relating to the future operations of the Grantor.

30.                                 Environmental Matters. Grantor and Grantee have entered into that certain Environmental Compliance and Indemnity Agreement of even date herewith, the terms and conditions of which are incorporated herein by this reference and made a part hereof as if fully set forth herein.

31.                                 Event of Default. Upon the occurrence of an Event of Default hereunder, the Mortgage Debt shall become due and payable forthwith at the option of the Grantee. Each of the following events shall be deemed to be an “Event of Default” hereunder: (i) the failure of the Grantor to pay when due any and all indebtedness owed to the Grantee, including, without limitation, any principal and/or interest or any amount owed under this Mortgage when due and payable as provided herein; or (ii) failure to promptly (within the time period set forth or, if no period is specifically set forth, then within thirty (30) days after written notice from the Grantee) observe, perform or comply with any obligation, condition or covenant to be observed, performed or complied with by the Grantor of the Mortgage Debt, under this Mortgage, the Note or any other agreements and documents executed and/or delivered in connection with the Loan; or (iii) failure of the Grantor to pay when due any other indebtedness or liabilities owed to the Grantee or, as to any obligation in excess of $50,000.00, singularly or in the aggregate, owed to any other person or entity, or failure to promptly observe, perform or comply with any other covenants or obligations owed to the Grantee, or the occurrence of a default under any documents or agreements evidencing, securing or relating in any way to any indebtedness, liabilities or obligations of every kind, nature and description of the Grantor owing to the Grantee, other than the Mortgage Debt (collectively, the “Financing Agreements”); or (iv) the Grantor shall cease to legally exist or be dissolved, or the Grantor shall be deprived of title, possession or control of the Mortgaged Property by process or operation of law or order of any court, or if any foreclosure proceeding shall be instituted on any lien or mortgage of any kind affecting the Mortgaged Property; or (v) the filing by or against the Grantor of any petition, arrangement, reorganization, or the like under any insolvency or bankruptcy law, or the adjudication of them or any of them as a bankrupt, or the making of an assignment for the benefit of creditors, or the appointment of a receiver for any part of any of their respective properties (with respect to an involuntary petition or filing, Grantor shall have up to sixty (60) days to cause the dismissal of same); or (vi) insolvency (as such term is deemed in the Federal Bankruptcy Code, U.C.C. Section 101(32)) of the Grantor, or any of Grantor’s members, officers, or managers; or (vii) any material representation, warranty, or disclosure, or any statements, certificate or other data made by or furnished by the Grantor in this Mortgage, the Note and any other agreements and documents executed and/or delivered in connection with the Loan, or any material representation, warranty, or disclosure made by the Grantor is determined by the Grantee to have been false or misleading on the date when made; or (viii) any amendment or modification of any provision of the articles of organization of Grantor or of its operating agreement changing the nature of Grantor’s business, the powers of the manager, the voting rights of its members or the management of the Project or Grantor without Grantee’s prior written consent; or (ix) any change, withdrawal, removal, addition or substitution of any member of Grantor holding more than 10% of the interest or Grantor without the Grantee’s prior written consent or any other change in the control or management of Grantor or any hypothecation, alienation, transfer, pledging, securitization, assignment, collateralization, granting, or mortgaging of any such interest of Grantor; or (x) any merger or consolidation of the Grantor with or into another person, unless the resulting entity has a net asset value equal to or greater than the Grantor.

FOR THE PURPOSE OF OBTAINING POSSESSION OF THE PROPERTY FOLLOWING ANY DEFAULT HEREUNDER, THE BORROWER IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR THE BORROWER, AS WELL AS FOR THE PERSONS CLAIMING UNDER, BY, OR THROUGH THE BORROWER, TO APPEAR FOR AND CONFESS JUDGMENT IN EJECTMENT AGAINST THE BORROWER AND ALL PERSONS CLAIMING UNDER, BY, OR THROUGH THE BORROWER, IN FAVOR OF THE LENDER FOR THE RECOVERY BY THE LENDER OF POSSESSION OF THE PROPERTY, FOR WHICH THIS MORTGAGE (OR A COPY THEREOF VERIFIED BY AFFIDAVIT) SHALL BE SUFFICIENT WARRANT; WHEREUPON A WRIT OF POSSESSION OF THE PROPERTY MAY BE ISSUED FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT STAY OF EXECUTION, THE BORROWER HEREBY RELEASING AND AGREEING TO RELEASE THE LENDER AND ANY SUCH ATTORNEY FROM ALL PROCEDURAL ERRORS AND DEFECTS WHATSOEVER IN ENTERING SUCH ACTION OR JUDGMENT OR IN CAUSING SUCH WRIT OR PROCESS TO BE ISSUED OR IN ANY PROCEEDING THEREON OR CONCERNING THE SAME, PROVIDED THAT THE LENDER SHALL HAVE FILED IN SUCH ACTION AN AFFIDAVIT MADE ON THE LENDER’S BEHALF SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF SUCH JUDGMENT ACCORDING TO THE TERMS OF THIS MORTGAGE, OF WHICH FACTS SUCH AFFIDAVIT SHALL BE PRIMA FACIE EVIDENCE.  IT IS HEREBY EXPRESSLY AGREED THAT IF FOR ANY REASON AFTER ANY SUCH ACTION HAS BEEN COMMENCED, THE SAME SHALL BE DISCONTINUED, MARKED SATISFIED OF RECORD, OR TERMINATED, OR POSSESSION OF THE PROPERTY SHALL REMAIN IN OR BE RESTORED TO THE BORROWER OR ANYONE CLAIMING UNDER, BY, OR THROUGH THE BORROWER, THE LENDER MAY, WHEREVER AND AS OFTEN AS THE LENDER SHALL HAVE THE RIGHT TO TAKE POSSESSION AGAIN OF THE PROPERTY, BRING ONE OR MORE FURTHER ACTIONS IN THE MANNER HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE PROPERTY AND TO CONFESS JUDGMENT THEREIN AS HEREINABOVE PROVIDED, AND THE AUTHORITY AND POWER ABOVE GIVEN TO ANY SUCH ATTORNEY SHALL EXTEND TO ALL SUCH FURTHER ACTIONS IN EJECTMENT AND CONFESSION OF JUDGMENT THEREIN AS HEREINABOVE PROVIDED, WHETHER BEFORE OR AFTER AN ACTION OF MORTGAGE FORECLOSURE IS BROUGHT OR OTHER PROCEEDINGS IN EXECUTION ARE INSTITUTED UPON THIS MORTGAGE OR ANY INSTRUMENT THEN EVIDENCING ANY OF THE LIABILITIES, AND AFTER JUDGMENT THEREON OR THEREIN AND AFTER A JUDICIAL SALE OF THE PROPERTY.

32.                               Miscellaneous Provisions.

(a)                                 In the event of a foreclosure of this Mortgage, the purchaser of the Mortgaged Property, if the Grantee so consents, shall succeed to all the rights of the Grantor to the Mortgaged

Property, including, without limitation, any right to unearned premiums, in and to all policies of insurance assigned and delivered to the Grantee pursuant to the provisions hereof.

(b)                                 Any demand by the Grantee upon the Grantor hereunder, or any notice required to be given hereunder shall be deemed sufficient and commercially reasonable notice and shall be effective when delivered to an overnight mail or messenger service or deposited in the mails, first class, postage prepaid, registered or certified mail, return receipt requested, to Grantor or Grantee, as the case may be, at its address set forth above. Either of the parties hereto may notify the other that any such notice shall be given to such other address as such party may so instruct by written notice similarly given.

(c)                                  Any and all provisions of the Financing Agreements are hereby made a part hereof to the same extent as if fully set forth herein.

(d)                                 The Grantor shall immediately give notice to the Grantee of any Event of Default by the Grantor of the Mortgage Debt under this Mortgage and shall notify the Grantee promptly of the occurrence of any of the following:

(i)                                     a fire or other casualty causing material damage to the Mortgaged Property;

(ii)                                  receipt of notice of eminent domain proceedings or condemnation of the Mortgaged Properly;

(iii)                               receipt of notice from any governmental authority relating to the structure, use or occupancy of the Mortgaged Property, or any real property adjacent to the Mortgaged Property;

(iv)                              receipt of any notice from any tenant of all or any portion of the Mortgaged Property asserting that the Grantor is in breach of a material obligation to such tenant;

(v)                                 substantial change in the use of the Mortgaged Properly;

(vi)                              receipt of any notice from the holder of any lien or security interest in the Mortgaged Property asserting that the Grantor is in breach of an obligation to such holder;

(vii)                           commencement of any litigation affecting the Mortgaged Property that is not covered by insurance;

(viii)                        any contract or agreement with respect to any sale or other transfer of any part of the Mortgaged Property.

(e)                                  Wherever used in this Mortgage, unless the context clearly indicates a contrary intent, or unless otherwise specifically provided herein, the word “Grantee” shall include “any subsequent holder or holders of this Mortgage” the word “person” shall include “an individual, corporation, partnership, unincorporated association, or other entity”. Unless otherwise provided herein, plural or singular shall include each other, and pronouns in any gender shall be construed as masculine, feminine or neuter as the context requires.

(f)                                   If any term or provision of this Mortgage or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Mortgage, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Mortgage shall be valid and enforceable to the fullest extent permitted by law.

(g)                                  The captions or section headings used in this Mortgage are for convenience only and of no substance or significance, and shall not be used to interpret, modify or affect in any way the covenants and agreements herein contained.

(h)                                 This Mortgage shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

33.                               Special Provisions. The Grantor further agrees and covenants as follows:

(a)                                 Not later than one hundred twenty (120) days after the end of each fiscal year, financial information of Grantor including, without limitation, an annual rent roll, an operating statement, a cash flow statement and a balance sheet and any other information reasonably requested by the Grantee, prepared by Grantor’s chief financial officer, or if Grantor has no such officer, the chief financial officer of Grantor’s manager.

(b)                                 The Grantor shall also furnish to the Grantee such other financial information as the Grantee reasonably requires.

(c)                                  No subsequent encumbrances, liens, or interests of any kind shall be permitted (voluntary of involuntary) on or in the Mortgaged Property.

(d)                                 The Grantor will fund an 18-month debt service interest reserve account (the “Interest Reserve”) during the last four (4) years of the existing term of the lease between the Grantor and Olympus Corporation of the Americas dated December 16, 2008 (the “Olympus Lease”), to be held by and pledged to the Bank pursuant to a pledge and security agreement reasonably acceptable to the Grantee.  Upon extension of the existing term of the Olympus Lease, or execution of a new lease on terms reasonably acceptable to the Grantee, this provision shall be of no further force and effect and, if it has been funded, the Interest Reserve will be released to the Grantor.

(e)                                  The Grantor will fund a $100,000 tenant improvement/Leasing commission reserve account (the “TI/LC Reserve”) during the last four (4) years of the existing term of the Olympus Lease, to be held by and pledged to the Bank pursuant to a pledge and security agreement reasonably acceptable to the Grantee.  Upon extension of the existing term of the Olympus Lease, or execution of a new lease on terms reasonably acceptable to the Grantee, this provision shall be of no further force and effect and, if it has been funded, the TI/LC Reserve will be released to the Grantor.

34.                               Appraisals.  The Grantor will reimburse the Grantee for the reasonable costs of obtaining or updating appraisals of the Mortgaged Property in accordance with the Grantee’s regulatory requirements, unless an Event of Default has occurred, in which case, the Grantee reserves the right to obtain an updated appraisal of the Mortgaged Property at any time and from time to time, the cost of which updated appraisal or appraisals shall be exclusively borne by the Grantor.

35.                               Nonrecourse.  Notwithstanding any other provision of this Mortgage or other Loan Documents to the contrary, the execution of this Mortgage shall impose no personal liability on the Grantor or any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent or affiliate of the Grantor or any person owning, directly or indirectly, any legal or beneficial interest in the Grantor, or any successors or assigns of any of the foregoing (the “Exculpated Parties”) for payment of the indebtedness evidenced hereby. The Grantee shall look only to the Mortgaged Property and to the rents, issues and profits thereof, and other collateral identified herein and in the other Loan

Documents, and upon an Event of a Default will not seek any deficiency or personal judgment against the Grantor or any of the Exculpated Parties, except such judgment or decree as may be necessary to foreclose and bar the Grantor’s interests in the Mortgaged Property.  Notwithstanding the foregoing, the Grantor shall remain personally liable for all expenses, damages, losses and costs  (including, without limitation, reasonable attorney’s fees) incurred by the Grantee in connection with:

(i)                                     fraud or gross negligence on behalf of or by the Grantor in connection with the Grantor’s application for or obtaining the Loan or in the performance of the Grantor’s obligations thereunder;

(ii)                                  obtaining and using insurance loss or condemnation proceeds other than as provided for in this Mortgage;

(iii)                               misappropriation of rents or security deposits from the Mortgaged Property while an Event of Default is continuing;

(iv)                              intentional physical waste of the Mortgaged Property on behalf of or by the Grantor;

(v)                                 The Grantor’s breach of the warranties, covenants and representations made under the Environmental Compliance And Indemnity Agreement between the Grantor and the Grantee of even date herewith; and

(vi)                              failure to pay any taxes, assessments or other charges with respect to the Mortgaged Property.

NOW, THEREFORE, if the Note and any additional notes which in accordance with the provisions hereof shall be secured hereby, and any extensions or renewals thereof shall be well and truly paid according to their tenor, and if all agreements and provisions contained in all such notes and herein are fully kept and performed, then this deed shall become null and void; otherwise to remain in full force and effect.

[The Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Grantor has hereunto caused this instrument to be executed as of the 28th day of January, 2010.

Signed, Sealed, and Delivered
in the presence of:		RIVERBEND CROSSINGS III HOLDINGS LLC

		By:	Riverbend Lehigh Valley Holdings I LLC
Its Sole Member

			By:	Griffin Land & Nurseries, Inc.
Its Sole Member

/s/Lucille Valentine				By:	/s/Michael Gamzon
Print Name: Lucille Valentine					Name:	Michael Gamzon
					Title:	Vice President

/s/Anna Giliberti
Print Name: Anna Giliberti

STATE OF	New York	)
		)	ss.
COUNTY OF	New York	)

On this 27th day of January, 2010, before me a Notary Public in and for the State of New York, the undersigned officer, personally appeared Michael Gamzon, who acknowledged him/herself to be the Vice President of Griffin Land & Nurseries, Inc., the sole member of Riverbend Lehigh Valley Holdings I LLC, which is the sole member of RIVERBEND CROSSINGS III HOLDINGS LLC, a Pennsylvania limited liability company, and that he as such officer of Griffin Land & Nurseries, Inc., being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of Riverbend Crossings III Holdings LLC by him/herself as such officer of the sole member of the sole member of said limited liability company.

/s/Theresa Gordon
Name: Theresa Gordon
Notary Public
My Commission Expires: August 23, 2013

Signature Page to Mortgage and Security Agreement

SCHEDULE A

ALL THAT CERTAIN tract or piece of land situate in Upper Macungie Township, Lehigh County, Pennsylvania, more particularly bounded and described as follows, to wit:

BEGINNING at a point on the northerly legal right-of-way line of Nestle Way (80 foot wide right-of-way), said point being on the dividing line between Tax Parcel J6-4-17, Lot 3 and Tax Parcel J6-4-17A, Lot 1A and Lot 1B, lands now or formerly Crossing I, LLC, and from said point of beginning running, thence,

The following two (2) courses and distances along the northerly right-of-way line of Nestle Way:

1.              South 63 degrees 05 minutes 35 seconds West, a distance of 77.90 feet to a point of curvature, thence;

2.              Along the arc of a circle curving to the right, having a radius of 560.00 feet, a central angle of 20 degrees 12 minutes 35 seconds, an arc length of 197.53 feet, a chord bearing South 73 degrees 11 minutes 52 seconds West and a chord distance of 196.50 feet to a point, thence;

The following five (5) courses and distances along the dividing line between Tax Parcel J6-4-17, Lot 3, proposed Parcel ‘B’ and Tax Parcel J6-4-17, Lot 3, proposed Parcel ‘C’:

3.              North 20 degrees 30 minutes 28 seconds West, a distance of 615.79 feet to a point, thence;

4.              North 50 degrees 01 minute 50 seconds West, a distance of 357.53 feet to a point, thence;

5.              South 87 degrees 49 minutes 37 seconds West, a distance of 276.93 feet to a point, thence;

6.              South 09 degrees 30 minutes 20 seconds West, a distance of 377.59 feet to a point, thence;

7.              South 61 degrees 00 minutes 16 seconds West, a distance of 94.02 feet to a point; thence;

The following fourteen (14) courses and distances in and along the centerline of Iron Run Creek, being the common dividing line between Lot 3, proposed Parcel ‘B’ and Tax Parcel J6-4-17, Lot 4, lands now or formerly HAAF

8.              North 36 degrees 28 minutes 53 seconds West, a distance of 60.05 feet to a point, thence;

9.              North 60 degrees 18 minutes 59 seconds West, a distance of 51.12 feet to a point, thence;

10.       North 50 degrees 00 minutes 19 seconds West, a distance of 85.71 feet to a point, thence;

11.       North 29 degrees 50 minutes 03 seconds West, a distance of 81.04 feet to a point, thence;

12.       North 19 degrees 04 minutes 41 seconds East, a distance of 44.17 feet to a point, thence;

13.       North 27 degrees 59 minutes 27 seconds West, a distance of 65.58 feet to a point, thence;

14.       North 04 degrees 54 minutes 41 seconds West, a distance of 84.14 feet to a point, thence;

15.       North 27 degrees 42 minutes 34 seconds West, a distance of 107.06 feet to a point, thence;

16.       North 34 degrees 25 minutes 36 seconds West, a distance of 161.85 feet to a point, thence;

17.       North 35 degrees 27 minutes 38 seconds West, a distance of 127.38 feet to a point, thence;

18.       North 40 degrees 44 minutes 28 seconds West, a distance of 74.80 feet to a point, thence;

19.       North 23 degrees 58 minutes 36 seconds West, a distance of 34.19 feet to a point, thence;

Schedule A to Mortgage and Security Agreement

20.       North 52 degrees 48 minutes 02 seconds West, a distance of 138.03 feet to a point, thence;

21.       North 40 degrees 47 minutes 08 seconds West, a distance of 74.99 feet to a point on the southerly legal right-of-way line for limited access of Interstate Route 78 (A.K.A. US Route 22, a.k.a. S.R. 0078, variable width right-of-way), thence;

The following seven (7) courses and distances along the southerly legal right-of-way line for limited access for Interstate Route 78:

22.       South 84 degrees 40 minutes 25 seconds East, a distance of 119.51 feet to a point, thence;

23.       South 81 degrees 48 minutes 40 seconds East, a distance of 100.12 feet to a point, thence;

24.       South 84 degrees 40 minutes 25 seconds East, a distance of 79.14 feet to a point, thence;

25.       Along the arc of a circle curving to the left, having a radius of 5,824.65 feet, a central angle of 02 degrees 18 minutes 31 seconds, an arc length of 234.69 feet, a chord bearing South 85 degrees 49 minutes 40 seconds East and a chord distance of 234.67 feet to a point, thence;

26.       North 85 degrees 48 minutes 18 seconds East, a distance of 40.95 feet to a point, thence;

27.       South 81 degrees 22 minutes 01 seconds East, a distance of 46.00 feet to a point, thence;

28.       Along the arc of a circle curing to the left, having a radius of 5,824.65 feet, a central angle of 03 degrees 26 minutes 33 seconds, an arc length of 349.96 feet, a chord bearing South 89 degrees 33 minutes 12 seconds East and a chord distance of 349.91 feet to a point, thence;

The following two (2) courses and distances along the common dividing line between tax parcel J6-4-17, Lot 3, proposed Parcel ‘B’ and Tax Parcel J6-4-17a, Lot 1A and Lot 1B:

29.       South 37 degrees 24 minutes 51 seconds East, a distance of 1,109.88 feet to a point, thence;

30.       South 26 degrees 50 minutes 16 seconds East, a distance of 369.89 feet to the point and place of beginning.

Tax ID / Parcel No. 545508886511 1   Tile Number 455501

Being the same premises which Allentown Crossings III, L.L.C., a Delaware limited liability company by Deed dated 1/7/10 and recorded 1/12/10 in Lehigh County Doc ID 2010000683 conveyed unto Riverbend Crossings III Holdings LLC, a PA limited liability company, in fee.